Exhibit 16.1

November 6, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Pacific Health Care Organization, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Pacific Health Care Organization, Inc. dated November 1, 2024. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GreenGrowth CPAs

Los Angeles, California